BLUE DOLPHIN ENERGY COMPANY
                  	Eleven Greenway Plaza, Suite 1606
                         	Houston, Texas 77046


               	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       	To Be Held May 19, 1997

To the Stockholders of
Blue Dolphin Energy Company:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Blue Dolphin Energy Company (the "Company") to be held in Houston, Texas, on May 19, 1997, at 10:00 a.m., Central Daylight Time, in the Houston City Club, One City Club Drive, 9 Greenway Plaza, Houston, Texas 77046, for the following purposes:

1.	To elect five persons to serve as Directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2.	To transact such other business as may properly come before the
Annual Meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 21, 1997, are entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof.

Since many stockholders are not able to attend the Annual Meeting, the Board of Directors solicits proxies so that those who cannot attend and who wish their stock voted may do so. You are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided.

For the Board of Directors



MICHAEL J. JACOBSON,
President and Chief Executive Officer

Houston, Texas
April 17, 1997

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                      BLUE DOLPHIN ENERGY COMPANY
                   Eleven Greenway Plaza, Suite 1606
                          Houston, Texas 77046

                            PROXY STATEMENT

                     ANNUAL MEETING OF STOCKHOLDERS
                              May 19, 1997


This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), from holders of the Common Stock, $.01 par value per share ("Common Stock") for use at the 1997 Annual Meeting of Stockholders or at any adjournment or postponement thereof (such meeting and any adjournment or postponement thereof is referred to herein as the "Annual Meeting"). The Annual Meeting is to be held on May 19, 1997, at 10:00 a.m., Central Daylight Time, in the Houston City Club, One City Club Drive, 9 Greenway Plaza, Houston, Texas 77046, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").

A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any proxy that does not withhold authority to vote or on which no instructions are given will be voted for the election of the nominees to the Board of Directors named herein. Any proxy may be revoked at any time before it is exercised by delivering to the Secretary of the Company written notice of revocation, or by duly executing a proxy bearing a later date, or by voting in person at the Annual Meeting.

This Proxy Statement, and the accompanying Notice and form of proxy, are being mailed to stockholders on or about April 21, 1997. The Annual Report to Stockholders of the Company, for the year ended December 31, 1996, is being mailed to stockholders contemporaneously with this Proxy Statement.

This solicitation of proxies is being made on behalf of the Company's Board of Directors. Proxies will be solicited primarily by mail, but employees of the Company may also solicit proxies in person or by telephone. Arrangements may be made with brokerage houses or other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners of the Common Stock and the Company will reimburse them for their reasonable expenses incurred in this connection. All costs incurred in the solicitation of proxies will be borne by the Company.

At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice. If any other business should properly come before the Annual Meeting, it is intended that the shares of Common Stock represented by any of the proxies solicited hereby will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

                               	VOTING

The Board of Directors has fixed the close of business on March 21, 1997, as the record date (the "Record Date"), for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, Eleven Greenway Plaza, Suite 1606, Houston, Texas 77046. As of March 21, 1997, there were outstanding 66,819,125 shares of Common Stock. Stockholders will be entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Annual Meeting.

                       	ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of members of the Board of Directors, currently five members, shall be determined by the Board of Directors. The members of the Board of Directors serve one year terms. A majority of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, in person or by proxy, is necessary for the election of Directors. Accordingly, an abstention will have the same effect as a vote against the nominees, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote results.

NOMINEES

Messrs. Michael S. Chadwick, Christian Hysing-Dahl, Harris A. Kaffie, Daniel B. Porter and Ivar Siem (the "Nominees") have been nominated by the Board of Directors to serve as Directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. Each is currently a Director of the Company. It is intended that all shares of Common Stock represented by the proxies will be voted for the election of the Nominees, except where authority to vote for the Nominees has been withheld. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a Director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board of
Directors.   Pursuant to the Company's Bylaws, stockholder nominations
for election to the Board of Directors must be received by the Company at least 90 days prior to the anniversary date of the preceding year's annual meeting of stockholders. The Company received no such nominations and as a result only the Nominees or substitute nominees designated by the Board of Directors will be eligible to stand for election as Directors at the Annual Meeting. See "Nominations and Proposals by Stockholders for the 1998 Annual Meeting."

The Board of Directors recommends that the stockholders vote "For" the election of the Nominees.

                   	DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information with respect to the Nominees, each of whom is currently a Director, and the executive officers of the Company.

                                                             POSITION
NAME                   AGE    	POSITION                    HELD SINCE
----                   ---      --------                    ----------
Ivar Siem       	50	Chairman of the Board   	1989
Michael S. Chadwick	45	Director        	        1992
Christian Hysing-Dahl	42	Director	                1992
Harris A. Kaffie	47	Director        	        1989
Daniel B. Porter	40	Director                	1989
Michael J. Jacobson	50	President       	        1990
Roland B. Keller	58	Executive Vice President        1990
William D. Fisher	49	Senior Vice President   	1990
G. Brian Lloyd  	38	Secretary/Treasurer     	1989



The following is a brief description of the background and principal occupation of each Nominee and executive officer:

        IVAR SIEM - Chairman of the Board of Directors and a Nominee - Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley, and has completed the executive MBA program at Amos Tuck School of Business, Dartmouth University. Since 1985, he has been an international consultant in energy, technology and finance. He is currently a member of the Board of Directors of several privately held and publicly traded companies including Chairman of DI Industries Inc., Director of Norex Industries, Inc. and Director of DSND ASA. Mr. Siem has served as a Director and President of Dolphin Pipeline, Inc., Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem has managed the U.S. oil and gas investments for the Fred. Olsen interests of Oslo, Norway and has served as President of Fred. Olsen, Inc. and President of Dolphin International, Inc., an offshore drilling contractor, based in Houston, Texas. Mr. Siem has served as a Director and Chairman of the Board of the Company since December 1989.

        MICHAEL S. CHADWICK - Director and a Nominee - Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University. He has been engaged in the commercial and investment banking business for the past 22 years. He has served as Vice President of a predecessor to NationsBank-Texas from 1975 to 1978, and as Vice President in the Corporate Finance Departments of Underwood, Neuhaus & Co. from 1978 to 1984, and Lovett Mitchell Webb & Garrison, Inc., from 1984 to 1988, both regional investment banking firms (both now known as Everen Securities, Inc.). From 1988 to July 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. In August 1994, Mr. Chadwick joined Sanders Morris Mundy, an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Department. Mr. Chadwick serves on the Board of Directors of Moody - Price, Inc., Watermarc Food Management Company and Brazos Sportswear, Inc. Mr. Chadwick has served as a Director of the Company since May 1992.

        CHRISTIAN HYSING-DAHL - Director and a Nominee - Mr. Hysing-Dahl received a Master of Management Degree from Oslo (Norway) Business School in 1979. Mr. Hysing-Dahl served as a bank credit officer for Bergen Bank, Bergen, Norway, for five years before joining A/S Investa, a venture capital and investment company and formerly a principal shareholder of the Company, in 1985. He was Assistant Vice President of A/S Investa from 1986 to 1993 and served as Managing Director of Invento A/S, a venture capital and investment company, and as Chairman of the Board of Directors of PS-Gruppen, Nordic Technology Corporation and Marine Farms. Mr. Hysing-Dahl serves as a Director of Norsk Rehab Gruppen and since 1993 as a portfolio manager for Vital Forsikring A/S, one of Norway's leading life insurance companies. Mr. Hysing-Dahl has served as a Director of the Company since May 1992.

        HARRIS A. KAFFIE - Director and a Nominee - Mr. Kaffie received a Bachelor of Business Administration Degree from Southern Methodist University in 1972. Mr. Kaffie currently serves as an Advisory Director of NationsBank Corpus Christi, Director of KBK Capital Corporation and Director of CCNG, Inc., the General Partner of Corpus Christi Natural Gas Company, L.P., a privately-held company which owns and operates natural gas pipelines and processing facilities, and is engaged in the marketing of natural gas. From 1991 to March 1995, Mr. Kaffie was a principal and served as manager of Petroport, L.C., which was acquired
in March 1995 by the Company.   He is a partner in Kaffie Brothers, a
real estate, farming and ranching company. Mr. Kaffie has served as a Director of the Company since December 1989.

        DANIEL B. PORTER - Director and a Nominee - Mr. Porter received a Bachelor of Science Degree in Marketing from the University of Houston in 1979. Mr. Porter is the Chairman and Chief Executive Officer of CCNG, Inc., the General Partner of Corpus Christi Natural Gas Company, L.P., a privately-held company which owns and operates natural gas pipelines and processing facilities, and is engaged in the marketing of natural gas. Mr. Porter has served as a Director of the Company since December 1989.

        MICHAEL J. JACOBSON - President and Chief Executive Officer - Mr. Jacobson holds a Bachelor of Science Degree in Finance from the
University of Colorado.   Mr. Jacobson has been associated with the
energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc., and it's subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. He has been a member of several Boards of Directors, including Volvo Petroleum, Inc., W.L. Somner Company, Inc., and Flagstaff
Corporation.   Mr. Jacobson has served as President and Chief Executive
Officer of the Company since January 1990.

        ROLAND B. KELLER - Executive Vice President, Operations -   Mr.
Keller holds Bachelor of Science and Master of Science degrees in Geology from the University of Florida. Mr. Keller has been associated with the energy industry since 1962, serving in senior management capacities since 1976. Prior to joining the Company in 1990, he served as Senior Vice President - Exploration for Sandefer Oil and Gas Company, an independent oil and gas company from 1982. He served as Vice President - Exploration and Production for Volvo Petroleum, Inc., from 1980 to 1982, and Vice President and Division Manager for Florida Exploration Co., from 1976 to 1980. Mr. Keller began his career with Amoco Production Co., serving in various technical and management capacities from 1962 through 1976. Mr. Keller has served as Executive Vice President - Operations of the Company since September 1990.

        WILLIAM D. FISHER - Senior Vice President, Business Development
- Mr. Fisher holds a Bachelor of Business Administration Degree from Texas Tech University and a Juris Doctorate from South Texas College of Law. Mr. Fisher served as a law clerk to the Chief Justice of the United States Court of Appeals, Fifth Circuit, from February 1975 to August 1976, and as a Staff Attorney and Senior Attorney, from August 1976 to October 1985, for United Gas Pipeline Co. Mr. Fisher has also served as Director of Market Development for United Texas Transmission Co. From 1987 until joining the Company in 1990 he served as Vice President of Gas Sales for Coastal Oil and Gas Corporation. Mr. Fisher has served as Senior Vice President - Business Development of the Company since June 1990.

        G. BRIAN LLOYD - Secretary and Treasurer - Mr. Lloyd received a Bachelor of Science Degree in Finance from Miami University, Oxford, Ohio in 1982 and attended the University of Houston in 1983 and 1984. Mr. Lloyd is a Certified Public Accountant and has been employed by the Company since December 1985. Before joining the Company, he was an accountant for DeNovo Oil and Gas Inc., an independent oil and gas company. Mr. Lloyd has served as Secretary of the Company since May 1989 and Treasurer since September 1989.

There are no family relationships between any Nominee or executive officer.

          	COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        During 1996, the Board of Directors of the Company held five meetings. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served. The Audit Committee consisting of Messrs. Siem, Chadwick and Hysing-Dahl, met one time during the last fiscal year. The Audit Committee's duties include overseeing the Company's financial reporting and internal control functions. The Compensation Committee, consisting of Messrs. Siem, Kaffie, Porter and Jacobson, met one time during the last fiscal year. The Compensation Committee's duties are to oversee and set compensation policy and to administer the Company's stock option plan. The Company does not have a nominating committee.


                      	COMPENSATION OF DIRECTORS

        Fees payable to non-employee members of the Board of Directors are $300 per meeting attended in person, and $100 per telephone meeting in which the Director participated. No additional remuneration is paid to such Directors for committee meetings attended, except that such Directors are entitled to be reimbursed for accountable expenses. In addition, during 1996, each of the Directors received the following number of options to purchase shares of Common Stock under the Company's Stock Option Plan, which options are exercisable at $0.2656, become exercisable on May 13, 1997, no more than one-third of the options issued can be exercised in any one calendar year and expire if unexercised on November 11, 2001: Mr. Chadwick - 20,000 options; Mr. Hysing-Dahl - 20,000 options; Mr. Kaffie -50,000 options; Mr. Porter - 20,000 options; and Mr. Siem - 50,000 options.


                       	EXECUTIVE COMPENSATION

        The following table sets forth the cash compensation paid to the executive officers of the Company, whose cash compensation exceeded $100,000 in 1996, for services rendered to the Company, and the number of stock options granted, during the years indicated:

                      SUMMARY COMPENSATION TABLE*

                                                                   Long-Term
                                                                  Compensation
                                                                     Awards
                                                                   -----------
                                                                    Securities
          Name and                       Annual Compensation        Underlying
     Principal Position       Year       Salary       Bonus         Options (#)
    --------------------      ----      -----------------------    ------------
Michael J. Jacobson           1996      $185,000        -           400,000
    President and Chief       1995      $185,000      $7,000        325,000
    Executive Officer         1994      $170,000        -           175,000

Roland B. Keller              1996      $125,000      $2,404        125,000
    Executive Vice            1995      $125,000      $4,000        125,000
    President - Operations    1994      $117,500        -           100,000

William D. Fisher             1996      $127,500      $2,452        100,000
    Senior Vice President -   1995      $127,500      $4,000        100,000
    Business Development      1994      $121,875        -            75,000


----------------
*Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

                  	OPTION GRANTS IN LAST FISCAL YEAR


                                      % of Total
                                   Options Granted 	Exercise
			 Options      in Fiscal	 	 Price	    Expiration
       Name		Granted (#)	Year    	($/Share)      Date
       ----             ----------  -------------       --------    ----------
Michael J. Jacobson	400,000	        42.33   	0.26560    November 11, 2001
Roland B. Keller	125,000	        13.23	        0.26560	   November 11, 2001
William D. Fisher	100,000	        10.58   	0.26560    November 11, 2001

           	AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      	AND YEAR-END OPTION VALUES

                                                                                          Value of Unexercised
                                                        Number of Unexercised	          In-the-Money Options
                        Shares Acquired    Value       Options at Year End (#)   	     at Year End (*)
        Name    	on Exercise (#)   Realized	Exercisable  Unexercisable	Exercisable  Unexercisable
        ----            ---------------   --------      -----------  -------------      -----------  -------------
Michael J. Jacobson            -  	     -	        166,667	        733,333	        $20,108 	$71,475

Roland B. Keller	    41,666	  $7,812        216,666	        208,334	        $21,136 	$28,779

William D. Fisher              -	     -	        58,334	        216,666	        $ 6,551	        $20,916

-----------------
* Based on the difference between the average of the closing bid and ask prices on December 31, 1996 (the last trading day of 1996) and the exercise price.

The Company's Stock Option Plans provide that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the Stock Option Plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Stock Option Plans provide that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were Directors before such transactions cease to constitute a majority of the Board of Directors.


               	OWNERSHIP OF SECURITIES OF THE COMPANY

The following table sets forth, as of March 21, 1997, certain information with respect to the beneficial ownership of shares of the Company's Common Stock (the only class of voting security issued and outstanding) as to (i) all persons known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each Director and Nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and Directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

                                                   Shares
        Name of                              Owned Beneficially
    Beneficial Owner             Number           Percent (1)
   ------------------           --------     -------------------
Colombus Petroleum
Limited, Inc. (2)              13,675,696             20.5

Columbus Petroleum
Ltd. (3)                        6,334,631              9.5

Ivar Siem (4)                   8,887,929             13.3

Harris A. Kaffie (5)            8,490,451             12.7

Daniel B. Porter (5)            2,161,848              3.2

Christian Hysing-Dahl (5)         225,001               *

Michael S. Chadwick (5)            90,001               *

Michael J. Jacobson (5)         1,420,002              2.1

Roland B. Keller (5)              475,002               *

William D. Fisher (5)             425,501               *

Executive Officers and
Directors, as a Group
(9 persons) (4)(5)             22,302,903             32.9


-----------------------
*        Less than 1%


(1)	Based upon 66,819,125 shares of Common Stock outstanding on
March 21, 1997.

(2)	The address of Colombus Petroleum Limited, Inc. ("Colombus"), is
Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3)	The address of Columbus Petroleum, Ltd. ("CPL"), is c/o S.
Sheth, Palmer Cowen, 16 Berkeley Street, London, England.

(4)	Mr. Siem may be deemed to be the beneficial owner of the shares of
Common Stock, held of record and beneficially by CPL (and his ownership shown includes such shares) as to which he may be deemed to possess, indirectly, shared voting and investment power due to his position as Managing Director and 100% beneficial owner of CPL. Mr. Siem may be deemed to be the beneficial owner of 2,346,630 shares of Common Stock, held of record and beneficially by Soil, Inc. (and his ownership shown includes such shares) as to which he may be deemed to possess, indirectly, shared voting and investment power due to his 100% beneficial ownership of Soil, Inc.

(5)	Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of March 21, 1997 as follows: Mr. Siem - 206,668; Mr. Kaffie - 56,667; Mr. Porter - 30,001; Mr.
Hysing-Dahl - 20,001; Mr. Chadwick - 46,667; Mr. Jacobson - 300,002; Mr. Keller - 133,335; Mr. Fisher - 91,668; and all directors and executive officers as a group - 943,343.


               	TRANSACTIONS WITH RELATED PERSONS

        On December 31, 1996, the holders of Series A, Cumulative Convertible Preferred Stock, $.10 par value, converted the shares, in accordance with the terms of the Preferred Stock, into an equivalent number of shares of the Common Stock of the Company. The holders of the Preferred Stock agreed to accept as payment in full of the cumulative dividends, promissory notes in a principal amount equal to the cumulative dividends. The following persons received promissory notes in the indicated amounts: Colombus Petroleum Limited, Inc. - $1,287,528; Columbus Petroleum Ltd. - $199,103; Mr. Kaffie - $179,921; and Mr. Porter - $95,761.

        In July 1995, the Company entered into a contract with Columbus Petroleum, Ltd., for provision of consulting services. The Company paid $91,600 in 1996 for services under such contract. Mr. Siem, Chairman of the Board of Directors of the Company, is the beneficial owner and principal of CPL.


              	NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                     	FOR THE 1998 ANNUAL MEETING


        NOMINATIONS FOR THE 1998 ANNUAL MEETING. The Company's Certificate of Incorporation provides that no person shall be eligible for nomination and election as a Director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company not less than 90 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Stockholders who desire to nominate, at the 1998 annual meeting of stockholders, persons to serve on the Board of Directors must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 18, 1998. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

        PROPOSALS FOR THE 1998 ANNUAL MEETING. Stockholders who desire to present proposals, other than notices of nomination for the election of Directors, to Stockholders of the Company at the 1998 annual meeting of stockholders, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by December 15, 1997. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.


                           RELATIONSHIP WITH
                     INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG Peat Marwick L.L.P., independent public accountants, have been engaged by the Company's Board of Directors as the principal accountants for the Company since November, 1990. The Company expects that they will continue as principal accountants. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to questions.

                             OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those matters described above and set forth in the Notice. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors


G. Brian Lloyd
G. Brian Lloyd
Secretary and Treasurer


Houston, Texas
April 17, 1997


                   	BLUE DOLPHIN ENERGY COMPANY            PROXY

                  	ELEVEN GREENWAY PLAZA, SUITE 1606
                         	HOUSTON, TEXAS 77046

          	This Proxy is Solicited by the Board of Directors


Revoking any prior appointment, the undersigned hereby appoints Michael
J. Jacobson and G. Brian Lloyd, each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to present and to vote, as designated on the reverse side, all shares of stock of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), held of record by the undersigned on March 21, 1997 at the Annual Meeting of Stockholders of the Company to be held May 19, 1997 at 10:00 A.M., central daylight time, at the Houston City Club, One City Club Drive, 9 Greenway Plaza, Houston, Texas 77046, and at any adjournment or postponement thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

    	If no direction is made, this Proxy will be voted FOR Proposal 1.

                                                	I plan to attend
                                                            the meeting

                                                        	  /   /
PROPOSAL 1. Election of Directors

FOR all Nominees	WITHHOLD	(INSTRUCTION: To withhold authority to
listed herein		AUTHORITY    	vote for any individual Nominee, strike
(except as marked	to vote for     out such Nominee's name below).
to the contrary)	all Nominees
listed herein		                Ivar Siem, Harris A. Kaffie, Daniel B.
         /  /		     /  /       Porter, Michael S. Chadwick, Christian
                                        Hysing-Dahl

PROPOSAL 2. In their discretion,
the Proxies are authorized to vote 	The undersigned  hereby  acknowledges
upon such other business as may	 	receipt of a copy of the Notice of the
properly come before the meeting.	Annual Meeting and accompanying Proxy
                                        Statement dated April 17, 1997, relating to such meeting.

                                        (Signature should conform to the name
                                         shown on the proxy card.  Executors,
                                         administrators, guardians, trustees,
                                         attorneys and officers signing for a
                                         corporation should give their full
                                         title.  When shares are held jointly,
                                         both should sign.)

                                         DATED:_____________________, 1997
                                         (Please be sure to insert date)

                                         ____________________________
                                            Signature of Stockholder

                                         ____________________________
                                         Second Signature if held jointly


PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.